SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Questcor Pharmaceuticals, Inc.

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April 3, 2007

To Our Shareholders:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Questcor Pharmaceuticals, Inc. to be held on May 11, 2007 at 8:30 a.m. Pacific Time at the corporate offices of Questcor Pharmaceuticals, Inc., 3260 Whipple Road, Union City, California 94587.

The matters expected to be acted upon at the meeting are described in the following Notice of the 2007 Annual Meeting of Shareholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

James L. Fares
President and Chief Executive Officer

NOTICE OF THE 2007 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
GOVERNANCE OF THE COMPANY
CODE OF BUSINESS CONDUCT AND ETHICS
COMPENSATION DISCUSSION AND ANALYSIS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
OTHER MATTERS
ANNUAL REPORT

3260 Whipple Road
Union City, California 94587

NOTICE OF THE 2007 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Questcor Pharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that the 2007 annual meeting of shareholders (the “Annual Meeting”) of Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), will be held on May 11, 2007 at 8:30 a.m. Pacific Time at the Company’s corporate offices at 3260 Whipple Road, Union City, California 94587, to consider and vote upon the following proposals:

1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

2. To ratify the selection of Odenberg, Ullakko, Muranishi & Co. LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The proposals and other related matters are more fully described in the proxy statement accompanying this notice.

Shareholders of record at the close of business on March 15, 2007, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of that date, 69,018,182 shares of the Company’s Common Stock and 2,155,715 shares of the Company’s Series A Preferred Stock were outstanding and entitled to vote. All shareholders are cordially invited to attend the Annual Meeting in person.

By Order of the Board of Directors,

Michael H. Mulroy
Secretary

Union City, California
April 3, 2007

Any shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. However, shareholders whose shares are held in the name of a broker or other nominee and who desire to vote their shares at the Annual Meeting should bring with them a proxy or letter from that firm confirming the ownership of those shares.

YOUR VOTE IS IMPORTANT.

THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE AND SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

3260 Whipple Road
Union City, California 94587

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors”) of Questcor Pharmaceuticals, Inc., a California corporation (“Questcor” or the “Company”), for use at the Company’s 2007 annual meeting of shareholders (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of the 2007 Annual Meeting of Shareholders. The Annual Meeting will be held on May 11, 2007 at 8:30 a.m. Pacific Time at the Company’s corporate headquarters, 3260 Whipple Road, Union City, California 94587. The Company intends to mail this proxy statement and accompanying proxy card on or about April 11, 2007 to all shareholders entitled to vote at the Annual Meeting.

Solicitation

At the Annual Meeting, the shareholders of Questcor will be asked to (1) vote upon the election of directors to serve for the ensuing year and until their successors are duly elected and qualified, (2) ratify the selection of Odenberg, Ullakko, Muranishi & Co. LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007, and (3) act upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Questcor’s Board of Directors is asking for your proxy for use at the Annual Meeting. All shares of Questcor Common Stock and Questcor Series A Preferred Stock represented by any properly executed proxy that is not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are marked on a properly executed returned proxy, the shares represented thereby will be voted FOR the election of the director nominees listed below and FOR the ratification of Odenberg, Ullakko, Muranishi & Co. LLP as the Company’s independent accounting firm for the year ending December 31, 2007. Although management does not know of any other matter to be acted upon at the Annual Meeting, shares represented by valid proxies will be voted by the persons named on the proxy card in accordance with their best judgment with respect to any other matters that may properly come before the Annual Meeting. A shareholder giving a proxy may revoke its proxy in the manner described below.

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Company Common Stock, no par value per share (the “Common Stock”), beneficially owned by others to forward to such beneficial owners. The Company will reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, email or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of Common Stock and Series A Preferred Stock at the close of business on March 15, 2007 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 15, 2007, the

Company had outstanding 69,018,182 shares of Common Stock and 2,155,715 shares of Series A Preferred Stock. Unless cumulative voting has been requested for the election of directors, each holder of record of Common Stock and Series A Preferred Stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. For the election of directors, however, cumulative voting is permitted. Each holder of record of Common Stock and Series A Preferred Stock on the record date may cumulate votes (cast more than one vote per share) for a candidate only if the candidate is nominated before the voting and at least one shareholder gives notice at the Annual Meeting, before the voting, that he or she intends to cumulate votes. If cumulative voting applies to the election of directors at the Annual Meeting, each holder of record of Common Stock and Series A Preferred Stock on the record date will have seven (7) votes for each share of Common Stock or Series A Preferred Stock owned by them. Each holder of record of Common Stock and Series A Preferred Stock on the record date may cast all of their votes for one candidate or may distribute their votes among different candidates. If not instructed on how to divide votes in the event of cumulative voting, the proxy holders will cast the votes covered by the proxies received by them in such a manner under cumulative voting as they believe will ensure the election of as many of the Company’s nominees as possible.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Required Vote

Quorum.  The presence of the holders of a majority of the voting power represented by the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Election of Directors.  A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “for” or “against” affect the outcome. Abstentions are not counted for purposes of the election of directors. If cumulative voting is requested by a shareholder for the election of directors, shareholders will be entitled to as many votes as shall equal the number of votes that he or she would be entitled to cast (but for the cumulative voting provision) multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he or she may see fit.

Broker Authority to Vote.  Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange (the “NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. The NYSE rules permit member brokers who do not receive instructions to vote on the election of directors.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 3260 Whipple Road, Union City, California 94587, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Shareholder Proposals for 2008 Annual Meeting of Shareholders

Pursuant to Securities and Exchange Commission (“SEC”) Rule 14a-8, proposals that shareholders wish to include in the Company’s proxy statement and form of proxy for the Company’s 2008 annual meeting of shareholders must be received by the Company at its principal executive office at 3260 Whipple Road, Union City, California 94587, no later than December 4, 2007 and must satisfy the conditions established by the SEC for such proposals. Pursuant to SEC Rule 14a-4, if the Company has not received notice by February 25, 2008 of any matter a shareholder intends to propose for a vote at the 2008 annual meeting of shareholders, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card. Additionally, proposals that shareholders wish to present at the Company’s 2008 annual meeting of shareholders (but not included in the Company’s related proxy statement and form of proxy) must be received by the Company at its principal executive office at 3260 Whipple Road, Union City, California 94587, not before January 11, 2008 and no later than February 10, 2008 and must satisfy the conditions for such proposals set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”). Shareholders are advised to review the Company’s Bylaws, which contain requirements with respect to advance notice of shareholder proposals and director nominations.

Security Holder Communications with the Board of Directors

The Company provides an informal process for security holders to send communications to the Board of Directors. Security holders who wish to contact the Board of Directors or any of its members may do so by writing to Questcor Pharmaceuticals, Inc. at 3260 Whipple Road, Union City, California 94587. Correspondence directed to an individual director is referred, unopened, to that member. Correspondence not directed to a particular director is referred, unopened, to the Chairman of the Board, who then bears the responsibility of providing copies of the correspondence to all directors.

PROPOSAL 1

ELECTION OF DIRECTORS

There are seven (7) nominees for the Board of Directors positions presently authorized in the Company’s Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven (7) nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected and the Board of Directors has no reason to believe that any nominee will be unable to serve.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. The nominees receiving the highest number of votes of shares entitled to vote for them, up to the number of directors to be elected, will be elected. Votes withheld will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will have no other effect upon the election of directors under California law. Under California law, if any shareholder present at the Annual Meeting gives such notice, all shareholders may cumulate their votes for the election of directors. The proxy holders will cast the votes covered by the proxies received by them in such a manner under cumulative voting as they believe will ensure the election of as many of the Company’s nominees as possible.

Nominees

The names of the nominees and certain information about them are set forth below:

Name	Age	Principal Occupation

Albert Hansen	52	Managing Director of the investment banking firm Sanders Morris Harris; Chairman of the Board of Directors
Don M. Bailey	61	Non-Executive Chairman of the Board of Comarco, Inc. and Non-Executive Chairman of the Board of STAAR Surgical Company; Director
Neal C. Bradsher	41	President, Broadwood Capital, Inc.; Director
James L. Fares	44	President and Chief Executive Officer of the Company; Director
Gregg Lapointe	48	Chief Operating Officer of Sigma-Tau Pharmaceuticals, Inc.; Director
Virgil D. Thompson	67	President, Chief Executive Officer and Member of the Board of Directors of Angstrom Pharmaceuticals, Inc.; Director
David Young	54	President of AGI Therapeutics, Inc; Director

Mr. Hansen joined the Company’s Board of Directors in May 2004 and has served as Chairman of the Board since October 2004. Mr. Hansen was the Acting President and Chief Executive Officer of the Company from October 2004 until February 2005. Mr. Hansen has been a Managing Director of the investment banking firm Sanders Morris Harris since January 2002, where he manages a number of life sciences-related investments. Mr. Hansen serves as a director of a number of private companies. Mr. Hansen holds an A.B. degree from Princeton University and an M.B.A. in finance from the Wharton School, University of Pennsylvania.

Mr. Bailey joined the Company’s Board of Directors in May 2006. Mr. Bailey is currently non-executive Chairman of the Board of Comarco, Inc. and non-executive Chairman of the Board of STAAR Surgical Company. Comarco, Inc. is a provider of wireless test products for the wireless communications industry, a maker of emergency roadside call box systems, and a producer of mobile power chargers for portable electronic devices. STAAR Surgical Company is a leader in the development, manufacture, and marketing of minimally invasive ophthalmic products employing proprietary technologies. Mr. Bailey has been Chairman of the Board of Comarco, Inc. since 1998 and employed by Comarco, Inc. since 1980, where he served as its Chief Executive Officer from 1991 to 2000. Mr. Bailey has been Chairman of the Board of STAAR since April 2005. Mr. Bailey holds a B.S. degree in mechanical engineering from the Drexel Institute of Technology, an M.S. degree in operations research from the University of Southern California, and an M.B.A. from Pepperdine University.

Mr. Bradsher, CFA, joined the Company’s Board of Directors in March 2004. Mr. Bradsher served as Lead Director of the Company from May 2004 to October 2004. Since 2002, Mr. Bradsher has been President of Broadwood Capital, Inc., a private investment firm. Previously, he was a Managing Director at Whitehall Asset Management, Inc. from 1999 to 2002. Mr. Bradsher holds a B.A. degree in economics from Yale College and is a chartered financial analyst.

Mr. Fares joined the Company in February 2005 as President and Chief Executive Officer and a member of the Board of Directors. Prior to joining the Company, Mr. Fares served as President and Chief Executive Officer of FGC Pharma/Novella Neurosciences from November 2003 to January 2005. From 2001 to 2003, he was a founder and Senior Vice President, Commercial Operations of Xcel Pharmaceuticals, Inc. Prior to Xcel, Mr. Fares was Vice President and General Manager at Elan Pharmaceuticals from 1998 to 2001. Mr. Fares holds a B.S. degree in finance from San Jose State University.

Mr. Lapointe joined the Company’s Board of Directors in July 2005. Mr. Lapointe is Chief Operating Officer of Sigma-Tau Pharmaceuticals, Inc. of Gaithersburg, Maryland. Sigma-Tau Pharmaceuticals is the U.S. subsidiary of

Sigma-Tau Finanziaria SpA of Rome, Italy. Mr. Lapointe joined Sigma-Tau in September 2001 as Vice President, Finance. In August 2002, he became Vice President, Operations, and in November 2003 he was elected Chief Operating Officer. Before joining Sigma-Tau, Mr. Lapointe was Vice President, Operations and Vice President, Controller of AstenJohnson, Inc. (formerly JWI Inc.) of Charleston, South Carolina. Mr. Lapointe is a member of the corporate council of the National Organization for Rare Diseases (NORD), the Child Neurology Foundation and Kidney Care Partners. Mr. Lapointe holds a B.S. degree in commerce from Concordia University (Montreal, Canada), a graduate diploma in accountancy from McGill University (Montreal, Canada), and an M.B.A. from the Fuqua School of Business, Duke University. He is a certified public accountant and a chartered accountant (Canada).

Mr. Thompson joined the Company’s Board of Directors in January 1996. Mr. Thompson has served as the President, Chief Executive Officer and as a Director of Angstrom Pharmaceuticals, Inc. since November 2002. From September 2000 until August 2002, Mr. Thompson was President, Chief Executive Officer and a director of Chimeric Therapies, Inc. From May 1999 until September 2000, Mr. Thompson was President, Chief Operating Officer and a director of Bio-Technology General Corporation, a pharmaceutical company (now Savient Pharmaceuticals, Inc.). Mr. Thompson is also the Chairman of the Board of Directors of Aradigm Corporation and a director of Savient Pharmaceuticals, Inc. Mr. Thompson holds a B.S. degree in pharmacy from the Kansas University and a J.D. degree from The George Washington University Law School.

Dr. Young joined the Company’s Board of Directors in September 2006. Dr. Young is currently President of AGI Therapeutics, Inc. Previously, Dr. Young was the Executive Vice President of the Strategic Drug Development Division of ICON plc, an international CRO, and founder and CEO of GloboMax LLC, a contract drug development firm purchased by ICON plc in 2003. Prior to forming GloboMax, Dr. Young was an Associate Professor at the School of Pharmacy, University of Maryland where he held a number of roles including Director of the Pharmacokinetics and Biopharmaceutics Lab and Managing Director of the University of Maryland-VA Clinical Research Unit. Mr. Young holds a B.S. degree in physiology from the University of California, Berkeley, an M.S. degree in physics from the University of Wisconsin-Madison, a Pharm.D. from the University of Southern California and a Ph.D. in pharmaceutical sciences from the University of Southern California.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Company Management

Biographical information for the executive officers of the Company who are not directors is set forth below. There are no family relationships between any director or executive officer and any other director or executive officer.

Stephen L. Cartt, 44, Executive Vice President, Commercial Development, joined the Company in March 2005. Mr. Cartt was a private consultant from August 2002 until March 2005. From March 2000 through August 2002, Mr. Cartt was the Senior Director of Strategic Marketing for Elan Pharmaceuticals. Mr. Cartt holds a B.S. degree from the University of California at Davis in biochemistry, and an M.B.A. from Santa Clara University.

Steven C. Halladay, Ph.D., 59, Senior Vice President, Clinical and Regulatory Affairs, joined the Company in October 2006. Prior to joining the Company Dr. Halladay served as Vice President, Clinical and Regulatory Affairs of Durect Corporation from September 2002 to October 2006. Prior to joining Durect, Dr. Halladay served as Senior Executive Vice President of Clingenix, Inc. from 2000 to 2002 and as President and Chief Executive Officer of its wholly-owned subsidiary, Research Services, Inc. from 1995 to 2001. Dr. Halladay holds a B.S. from Southern Utah University in zoology, an M.S. from the University of Arizona in toxicology and a doctorate of Philosophy from the University of Arizona Medical Center in clinical pharmacology.

Eric J. Liebler, 43, Senior Vice President, Strategic Planning and Communications, joined the Company in August 2006. Prior to joining the Company Mr. Liebler was founder of Nisola, LLC, a provider of management, financial and investor services from November 2005 to July 2006. Previously, Mr. Liebler was Vice President of Business Development at Enzon Pharmaceuticals, Inc. from December 2002 to October 2005. Prior to Enzon

Pharmaceuticals, Mr. Liebler served as Executive Vice President at Elan Corporation in 2002. Mr. Liebler holds a B.A. degree from Tufts University in international relations.

David J. Medeiros, 55, Senior Vice President, Pharmaceutical Operations, joined the Company in June 2003 as Vice President, Manufacturing. Prior to joining the Company, Mr. Medeiros served as Senior Director, Manufacturing at Titan Pharmaceuticals, Inc. from November 2000 to June 2003. Mr. Medeiros holds a B.S. degree in chemical engineering from San Jose State University, a Master’s degree in chemical engineering from University of California, Berkeley and an M.B.A. from the University of California at Berkeley.

George M. Stuart, 44, Senior Vice President, Finance and Chief Financial Officer, joined the Company in September 2005. Prior to joining Questcor, from April 2001 to June 2005, Mr. Stuart served as Vice President, Finance, Chief Financial Officer and Treasurer of Xcel Pharmaceuticals, Inc. Mr. Stuart was a co-founder of Xcel, a private start-up company. Prior to Xcel, from May 1999 to April 2001, Mr. Stuart was Director of Corporate Accounting for Ligand Pharmaceuticals, Inc. Mr. Stuart holds a B.S. degree from San Diego State University in accounting and is a certified public accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Company voting capital stock as of March 31, 2007 by: (i) each shareholder who is known by the Company to own beneficially more than 5% of the Company’s voting capital stock; (ii) each named executive officer of the Company; (iii) each director of the Company; and (iv) all directors and executive officers of the Company as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percentage

Sigma-Tau Finanziaria SpA and its affiliates(2)	14,255,553	20.02%
19-21 Bd. Du Prince Henri L-1724 Luxembourg
Special Situations Private Equity Fund, L.P. and its affiliates(3)	4,166,667	5.85%
527 Madison Avenue, Suite 2600, New York, NY
Broadwood Partners, L.P.(4)	3,578,660	5.03%
724 Fifth Avenue, 9th Floor, New York, NY
James L. Fares(5)	1,723,853	2.39%
Stephen L. Cartt(6)	551,972	*
Craig C. Chambliss(7)	251,082	*
Steven C. Halladay(8)	31,750	*
Eric J. Liebler(9)	84,346	*
David J. Medeiros(10)	1,216,253	1.70%
George M. Stuart(11)	399,666	*
Don M. Bailey(12)	142,500	*
Neal C. Bradsher(13)	3,688,451	5.17%
Albert Hansen(14)	2,183,668	3.06%
Gregg Lapointe(15)	43,229	*
Virgil D. Thompson(16)	239,898	*
David Young(17)	5,416	*
All executive officers & directors as a group (12 persons)(18)	10,280,102	13.98%

*	Less than 1%.

(1)	Calculated in accordance with Rule 13d-3 promulgated under the Exchange Act and based on an aggregate of 71,196,997 votes of the Company’s capital stock outstanding as of March 31, 2007, which consists of 69,041,282 shares of Common Stock and 2,155,715 shares of Series A Preferred Stock.

(2)	Beneficial ownership includes shares of Common Stock beneficially owned by Sigma-Tau Finanziaria SpA, Sigma-Tau International, Defiante Farmaceutica Lda, Paolo Cavazza and Claudio Cavazza (together, “Sigma-Tau”), as reported by Sigma-Tau on Amendments No. 9 and 11 to Schedule 13D filed on December 22, 2006. Mr. Lapointe is Chief Operating Officer of Sigma-Tau Pharmaceuticals, Inc., a subsidiary of Sigma-Tau Finanziaria SpA, and disclaims beneficial ownership of all shares of Common Stock beneficially owned by Sigma-Tau.

(3)	Beneficial ownership includes shares of Common Stock beneficially owned by Special Situations Private Equity Fund, L.P., Special Situations Fund III QP, L.P., and Special Situations Life Sciences Fund, L.P. (together, “Special Situations”), as reported by Special Situations on Schedule 13G filed on February 14, 2007.

(4)	Broadwood Capital, Inc., as the general partner of Broadwood Partners, L.P., may be deemed to have dispositive power over the shares owned by Broadwood Partners, L.P.

(5)	Includes 60,000 shares held by various family members that Mr. Fares may be deemed to beneficially own, and options to purchase 1,005,206 shares of Common Stock exercisable within 60 days of March 31, 2007.

(6)	Includes options to purchase 401,039 shares of Common Stock exercisable within 60 days of March 31, 2007.

(7)	Includes options to purchase 208,333 shares of Common Stock exercisable within 60 days of March 31, 2007.

(8)	Mr. Halladay would have been a NEO had he been employed by the Company at the start of fiscal 2006.

(9)	Includes options to purchase 20,833 shares of Common Stock exercisable within 60 days of March 31, 2007. Mr. Liebler would have been a NEO had he been employed by the Company at the start of fiscal 2006.

(10)	Includes options to purchase 391,248 shares of Common Stock exercisable within 60 days of March 31, 2007.

(11)	Includes options to purchase 235,916 shares of Common Stock exercisable within 60 days of March 31, 2007.

(12)	Includes options to purchase 42,500 shares of Common Stock exercisable within 60 days of March 31, 2007.

(13)	Includes 3,578,660 shares of Common Stock held by Broadwood Partners, L.P., and options to purchase 109,791 shares of Common Stock held by Mr. Bradsher, which are exercisable within 60 days of March 31, 2007. Broadwood Partners, L.P. is a private investment partnership managed by Broadwood Capital, Inc. As President of Broadwood Capital, Inc., Mr. Bradsher may be deemed to have dispositive power over the shares owned by Broadwood Partners, L.P.

(14)	Beneficial ownership includes shares of Common Stock beneficially owned by Corporate Opportunities Fund, L.P., Corporate Opportunities Fund (Institutional), L.P., SMM Corporate Management, LLC, Sanders Morris Harris Inc., James C. Gale and Albert Hansen (together, “Corporate Opportunities”). Includes (and ownership percentage based on) 2,094,293 shares of Common Stock held by Corporate Opportunities, which Mr. Hansen, pursuant to the Form 4 filed on March 15, 2007, has expressly disclaimed all beneficial ownership to. Also includes options to purchase 89,375 shares of Common Stock held by Mr. Hansen exercisable within 60 days of March 31, 2007.

(15)	Includes options to purchase 43,229 shares of Common Stock held by Mr. Lapointe exercisable within 60 days of March 31, 2007.

(16)	Includes options to purchase 235,833 shares of Common Stock exercisable within 60 days of March 31, 2007.

(17)	Includes options to purchase 5,416 shares of Common Stock exercisable within 60 days of March 31, 2007.

(18)	See footnotes (2) — (17). Does not include Mr. Chambliss as he is no longer an executive officer of the Company.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the

Company with copies of all Section 16(a) forms they file. To the Company’s knowledge and based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for the following: Messrs. Young, Hansen and Bradsher each filed one late report covering one transaction.

GOVERNANCE OF THE COMPANY

Corporate Governance Principles

Pursuant to the California Corporations Code and the Company’s Bylaws, Questcor’s business, property and affairs are managed under the direction of the Board of Directors. Thus, the Board of Directors is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders.

The Board of Directors selects the senior management team, which is charged with the day-to-day operations of the Company’s business. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer, other senior officers and the Company’s counsel, by reviewing materials requested by them or otherwise provided to them and by participating in meetings of the Board of Directors and its committees. Having selected the senior management team, the Board of Directors acts as an advisor and counselor to senior management, monitors its performance and proposes or makes changes to the senior management team when it deems necessary or appropriate.

Director Independence

The Board of Directors has determined that each of the directors, with the exception of Mr. Fares, is independent (as defined in the AMEX listed company rules) for purposes of serving on the Board of Directors and each committee of which the respective directors are members. Additionally, directors are expected to act in the best interests of all shareholders; develop and maintain a sound understanding of the Company’s business and the industry in which it operates; prepare for and attend Board and Board committee meetings; and provide active, objective and constructive participation at those meetings.

Board of Directors and Committee Meetings

The Board of Directors held nine meetings during the year ended December 31, 2006. The Board of Directors has an Audit Committee, which held nine meetings during the year ended December 31, 2006, a Nominating and Corporate Governance Committee, which held three meetings during the year ended December 31, 2006, and a Compensation Committee, which held seven meetings during the year ended December 31, 2006. Each of the directors attended at least 75% of the aggregate number of meetings of both the Board of Directors and the committees on which he served, held during the period for which he was a director or committee member, respectively.

The Company has not adopted a formal policy on members of the Board of Directors attendance at its annual meeting of shareholders, although all members of the Board of Directors are invited to attend. Four of the six members of the then Board of Directors attended the Company’s 2006 annual meeting of shareholders.

Committees of the Board of Directors

Audit Committee

The Company has a separately designated standing Audit Committee of the Board of Directors established in accordance with the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Audit Committee”). The Audit Committee is responsible for overseeing the financial controls of the Company, including the selection of the Company’s independent registered public accounting firm, the scope of the audit procedures, the nature of the services to be performed by and the fees to be paid to the Company’s independent registered public accounting firm, and any changes to the accounting standards of the Company. The Audit Committee is currently composed of three non-employee directors: Mr. Bailey, who serves as Chairman, Mr. Bradsher and Mr. Thompson.

The Nominating and Corporate Governance Committee of the Board of Directors has recommended that the Audit Committee be composed of Mr. Bailey (as Chairman), Mr. Thompson and Mr. Young following the Annual Meeting should each be elected to the Board of Directors by the Company’s shareholders.

After reviewing the qualifications of all current Audit Committee members and any relationship they may have that might affect their independence from the Company, the Board has determined that (i) all current Committee members are “independent” as that concept is defined under Section 10A of the Exchange Act, (ii) all current Committee members are “independent” as that concept is defined under American Stock Exchange (“AMEX”) listing standards, (iii) all current Committee members have the ability to read and understand financial statements and (iv) Mr. Bailey qualifies as an “audit committee financial expert.” The latter determination is based on a qualitative assessment of Mr. Bailey’s level of knowledge and experience based on a number of factors, including his formal education and experience.

The Board of Directors will continue to assess the qualifications of the members of its Audit Committee in light of the Company’s financial complexity, position and requirements in order to serve the best interests of the Company and its shareholders.

On March 23, 2007, the Board of Directors amended and restated the Company’s Audit Committee Charter. A copy of the amended and restated charter for the Audit Committee is attached hereto as Exhibit A.

Nominating and Corporate Governance Committee

The Company has a separately designated standing Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”). The Nominating and Corporate Governance Committee is responsible for (i) the identification of qualified candidates to become members of the Board of Directors, (ii) the selection of candidates for recommendation to the Board of Directors as nominees for election as directors at the next annual meeting of shareholders, (iii) the selection of candidates for recommendation to the Board of Directors to fill any vacancies on the Board of Directors, (iv) the selection of a candidate for recommendation to the Board of Directors as the chairperson of the Board, (v) making recommendations to the Board of Directors regarding the staffing of Board committees and the chairpersons of such committees; and (vi) analyzing and making recommendations to the Board of Directors regarding corporate governance matters applicable to the Company. The Nominating and Corporate Governance Committee is composed of three non-employee directors: Mr. Bradsher, who serves as Chairman, Mr. Hansen and Mr. Thompson. The Nominating and Corporate Governance Committee of the Board of Directors has recommended that the Nominating and Corporate Governance Committee be composed of Mr. Bradsher (as Chairman), Mr. Hansen and Mr. Lapointe following the Annual Meeting should each be elected to the Board of Directors by the Company’s shareholders. Each member of the Nominating and Corporate Governance Committee is “independent” as that concept is defined under AMEX listing standards.

The Nominating and Corporate Governance Committee is responsible for selecting those individuals to recommend to the entire Board of Directors for election to the Board. The Nominating and Corporate Governance Committee will consider candidates for directors proposed by shareholders. The Nominating and Corporate Governance Committee has no formal procedures for submitting candidates and, until otherwise determined, accepts and will consider written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate’s qualifications to serve as a director. If the proposed nominee is not the shareholder submitting the name of the candidate, a letter from the candidate agreeing to the submission of his or her name for consideration must be provided at the time of submission.

The Nominating and Corporate Governance Committee identifies director nominees through a combination of referrals, including by shareholders, existing members of the Board of Directors and management, and direct solicitations, where warranted. Once a candidate has been identified, the Nominating and Corporate Governance Committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. The Nominating and Corporate Governance Committee usually believes it to be appropriate for committee members to interview the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire Board of Directors to stand for election to the Board.

Among the factors that the committee considers when evaluating proposed nominees are their understanding of, and commitment to, the interests of shareholders; their independence; their experience and involvement in the successful creation of shareholder value; their experience in the biopharmaceutical industry; and their knowledge of and experience in business matters, accounting, finance, capital markets and mergers and acquisitions. The Nominating and Corporate Governance Committee may request references and additional information from the candidate prior to reaching a conclusion. The Nominating and Corporate Governance Committee is under no obligation to formally respond to recommendations, although as a matter of practice, every effort is made to do so.

On March 23, 2007, the Board of Directors amended and restated the Company’s Nominating and Corporate Governance Committee Charter. A copy of the amended and restated charter for the Nominating and Corporate Governance Committee is attached hereto as Exhibit B.

Compensation Committee

The Company has a separately designated standing Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee is responsible for (i) recommending the type and level of compensation for officers of the Company, (ii) managing the Company’s equity incentive plans, and (iii) reviewing the Compensation Discussion & Analysis required by the Securities and Exchange Commission rules and regulations, and recommending to the Board whether the Compensation Discussion & Analysis should be included in the Company’s annual proxy statement or other applicable filings. The Compensation Committee is currently composed of three non-employee directors: Mr. Thompson, who serves as Chairman, Mr. Lapointe and Mr. Hansen. The Nominating and Corporate Governance Committee of the Board of Directors has recommended that the Compensation Committee be composed of Mr. Thompson (as Chairman), Mr. Lapointe and Mr. Young following the Annual Meeting should each be elected to the Board of Directors by the Company’s shareholders. Each member of the Compensation Committee is “independent” as that concept is defined under AMEX listing standards.

On March 23, 2007, the Board of Directors amended and restated the Company’s Compensation Committee Charter. A copy of the amended and restated charter for the Compensation Committee is attached hereto as Exhibit C.

CODE OF BUSINESS CONDUCT AND ETHICS

In 2003, the Company established a Code of Business Conduct and Ethics to help its officers, directors and employees comply with the law and maintain the highest standards of ethical conduct. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. All of the Company’s officers, directors and employees must carry out their duties in accordance with the policies set forth in the Code of Business Conduct and Ethics and with applicable laws and regulations. A copy of the Code of Business Conduct and Ethics can be accessed on the internet via the Company’s website at www.questcor.com. The Company intends to post any amendments to, and waivers from, the Code of Business Conduct and Ethics to the Company’s website at www.questcor.com within five days following the date of such amendment or waiver.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Overview of Compensation

The Company’s executive compensation philosophy is intended to:

•	Attract, motivate and retain talented executives who can help the Company achieve short-term and long-term success;

•	Align executives’ financial interests with the long-term interests of the Company’s shareholders; and

•	Provide objective, measurable performance criteria on which to base annual compensation.

The Role of the Compensation Committee

The Compensation Committee has the responsibility of making recommendations to the Board of Directors relating to compensation for the Company’s executive officers. In formulating its recommendations to the Board of Directors, the Compensation Committee reviews a variety of sources.

The CEO aids the Compensation Committee by providing annual recommendations regarding the compensation of all executive officers, other than himself. Each named executive officer (“NEO”) participates in an annual performance review with the CEO to discuss his level of attainment of previously established objectives and otherwise provide input about his contributions to the Company’s success for the period being assessed. The CEO then provides his recommendations to the Compensation Committee which in turn makes recommendations regarding NEO compensation to the Board of Directors. The performance of the CEO is reviewed annually by the Compensation Committee and the Board of Directors.

As in prior years, the Compensation Committee and the Company’s management consulted several independent compensation surveys to assist them in determining market pay practices for compensating executive officers. These surveys were reviewed to compare the Company’s compensation levels to market compensation levels, taking into consideration the other companies’ size, the industry, the individual executive’s level of responsibility and his years of experience. The Compensation Committee also reviews the compensation practices of a peer group of 18 specialty pharmaceutical companies. The peer group companies were all from the same industry and were selected because the Compensation Committee felt that the responsibilities of the peer group companies’ executives and directors were similar to those at the Company and that the Company might compete with those companies for its human resources.

The Compensation Committee has not adopted any formal policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviews information from a variety of sources to determine the appropriate level and mix of incentive compensation. Historically, and in 2006, the Company granted a significant portion of total compensation to its NEOs in the form of non-cash incentive compensation.

Total Compensation

The compensation package offered to each executive officer is comprised of four elements:

•	Base compensation;

•	Annual performance-based cash bonus awards;

•	Long-term stock-based incentive awards; and

•	Employee benefits and perquisites.

These four elements are described in more detail below.

Base Compensation

The Company believes that the base salaries it provides to the Company’s NEOs are around the median of base salaries offered by similarly situated companies, including its peer companies. However, individual base salaries may vary from such level based on:

•	Industry experience, knowledge and qualifications, including academic and professional degrees;

•	The salary levels for comparable positions within the pharmaceutical industry including, in certain cases, the salary being received by an executive officer candidate at such person’s current employer; and

•	The base salaries being provided to similarly titled executive officers at the Company.

All but one of the Company’s executive officers started employment at the Company in 2005 or 2006, and received initial compensation packages that were arrived at by negotiation, taking into account the factors set forth above, as applicable. Increases in base salary from year to year are based upon the performance of the executive officers (other than the CEO), as assessed by the CEO and approved by the Compensation Committee and the Board of Directors. The Compensation Committee assesses these factors with respect to the CEO.

Annual Performance-Based Cash Bonus Awards

It is the Compensation Committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his own level of performance and contribution towards the Company’s performance. This allows executive officers to receive bonus compensation in the event certain specified corporate and individual performance measures are achieved.

For 2006, each NEO was eligible to receive a target bonus, which was established by the Board of Directors based on the recommendation of the Compensation Committee, as follows:

Named Executive Officer	Target Bonus

James L. Fares	$100,000
Stephen L. Cartt	$84,810
Eric J. Liebler(1)	$30,250	(2)
David J. Medeiros	$72,600
George M. Stuart	$75,240
Craig C. Chambliss	$75,900
Steven C. Halladay(1)(3)	—

(1)	Mr. Liebler and Mr. Halladay would have been NEOs had they been employed by the Company at the start of fiscal 2006.

(2)	Mr. Liebler’s target bonus was pro-rated due to his mid-year 2006 start date.

(3)	Mr. Halladay did not receive a bonus because he joined the Company in late 2006.

In determining its recommendation with respect to an executive officer’s performance compensation, the Compensation Committee evaluates the Company’s and executive’s performance in a number of areas. The Company’s performance is measured on both a short-term and long-term basis, and performance compensation is linked to specific, measurable corporate and individual goals intended to create value for shareholders. In 2006, the Compensation Committee assigned a 100% weighting to the Company’s corporate goals, with the primary focus on sales and expense control for the CEO’s performance compensation. For the other NEOs, the Compensation Committee assigned a 50% weighting to the Company’s sales and expense control and a 50% weighting to NEO-specific performance goals, including such measures as product development milestones, product manufacturing metrics and expense control. NEO-specific performance goals include completion of certain projects and achievement of targets in support of the Company goals, by area of responsibility. The Compensation Committee and Board of Directors determine each NEOs level of attainment of his specific performance goals, but do not calculate bonus awards in a formulaic manner based on such determinations. Rather, the Compensation Committee and Board of Directors exercise discretion in recommending and determining performance compensation. Additionally, the Compensation Committee can recommend and the Board of Directors can approve bonuses in excess of or less than the previously established target bonuses.

The Company’s Board of Directors, based on the recommendations of its Compensation Committee, approved bonus awards for 2006, at its regularly scheduled meeting in February 2007. Since the bonus awards related to 2006 performance, they are included in 2006 compensation in the Summary Compensation Table elsewhere in this Proxy Statement.

Long-Term Stock Based Incentive Awards

The Company believes that equity ownership in the Company is important to tie the ultimate level of an executive officer’s compensation to the performance of the Company’s stock and shareholder gains while creating an incentive for sustained growth. To meet these objectives, the Company’s executive management team is eligible to receive additional grants of equity compensation. Historically, the Company has granted stock options subject to time-based vesting. With the May 2006 shareholder approval of Questcor’s 2006 Equity Incentive Award Plan, the Company now has the ability to grant stock options and restricted stock with performance-based vesting, and the Compensation Committee is reviewing alternative stock based compensation approaches.

In February 2006, the Company approved stock option grants to each of the executive officers, except Mr. Halladay and Mr. Liebler who joined the Company in 2006, under the 1992 Employee Stock Option Plan, based on 2005 performance. The grants are designed to align their interests with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee views granting options as a retention device and therefore also reviews the status of vesting and number of vested versus unvested options at the time of grant. The Compensation Committee considers a number of factors in determining the number of stock options and restricted stock awards granted to each executive officer, including the executive officer’s level of responsibility, salary grade, performance and the value of the stock option at the time of grant.

Mr. Halladay was granted a stock option in connection with his commencement of employment at the Company in 2006. Mr. Liebler was granted two stock options in 2006, one in connection with his commencement of employment and one in connection with his promotion to executive officer. Mr. Medeiros was granted an additional option in July 2006, the vesting of which is subject to performance criteria. These options were granted under the Company’s 2006 Equity Incentive Award Plan, which was approved by the Company’s shareholders in May 2006.

Each grant allows the officer to acquire shares of common stock at the market price, based on the closing price on the trading date immediately preceding the grant date, over a specified period of time, up to 10 years. Accordingly, the option will provide a return to the executive officer only if the market price of the shares appreciates over the option term. All stock options granted in 2006 are subject to time-based vesting, other than the stock option granted to Mr. Medeiros in July 2006.

In February 2007, the Compensation Committee recommended and the Board of Directors approved the grant of stock options to each of the NEOs. These stock options have an exercise price of $1.37 per share, the closing price of the Company’s common stock on the trading date immediately preceding the grant date, are subject to time-based vesting and have 10 year terms. These grants are not reflected in the compensation tables included elsewhere in this Proxy Statement, but are summarized below:

Named Executive Officer	Stock Options

James L. Fares	400,000
Stephen L. Cartt	120,000
Eric J. Liebler	60,000
David J. Medeiros	140,000
George M. Stuart	140,000
Craig C. Chambliss	75,000
Steven C. Halladay(1)	—

(1)	Mr. Halladay did not receive an option grant due to his late start date in 2006.

Other Elements of Compensation and Perquisites

In order to attract, retain and pay market levels of compensation, the Company provides its NEOs and other employees the following benefits and perquisites.

Medical Insurance.  The Company provides to each NEO, the NEO’s spouse and children such health, dental and vision insurance coverage as the Company may from time to time make available to its other executives of the same level of employment. The Company pays a portion of the premiums for this insurance for all employees.

Life and Disability Insurance.  The Company provides each NEO such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other executive employees of the same level of employment.

Defined Contribution Plan.  The Company and its designated affiliates offer the Section 401(k) Savings/Retirement Plan (the “401(k) Plan”), a tax-qualified retirement plan, to their eligible employees. The 401(k) Plan permits eligible employees to defer up to 60% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. The plan allows for discretionary contributions by the Company. The Company did not match employee contributions during the years ended December 31, 2006, 2005 and 2004.

Stock Purchase Plan.  The Company’s Employee Stock Purchase Plan (the “ESPP”), which qualifies under Section 423 of the Internal Revenue Code, permits participants to purchase Company stock on favorable terms. ESPP participants are granted a purchase right to acquire shares of common stock at a price that is 85% of the stock price on either the first day of the three month period or the stock price on the last day of the three month period, whichever is lower. The purchase dates occur on the last business days of February, May, August and November of each year. To pay for the shares, each participant may authorize periodic payroll deductions from 1% to 15% of his cash compensation, subject to certain limitations imposed by the Internal Revenue Code. All payroll deductions collected from the participant in a three month period are automatically applied to the purchase of common stock on that period’s purchase date provided the participant remains an eligible employee and has not withdrawn from the ESPP prior to that date.

Commuting Expense Reimbursement.  Certain of the Company’s executive officers commute to work from other metropolitan areas. The Company provides reimbursement for certain commuting expenses, including coach air travel, automobile leases and related taxes.

CEO Compensation

During fiscal 2006, Mr. Fares received a salary of $315,000. In setting Mr. Fares’ recommended salary, target bonus and stock option grant, the Compensation Committee relied on peer group data and the overall compensation policies discussed above. Under Mr. Fares’ letter agreement with the Company entered into in connection with his commencement of employment by the Company in 2005, Mr. Fares was entitled to a minimum target cash bonus of $100,000 in 2006. While the Compensation Committee did not recommend a change to this target bonus at the beginning of 2006, it decided to recommend a bonus award of $118,125 for Mr. Fares’ 2006 performance, based on its view of Mr. Fares’ contributions to the Company and general market compensation practices. The Compensation Committee also recommended a stock option grant of 400,000 options in 2006 and an additional 400,000 options in 2007. In formulating its recommendations to the Board of Directors with respect to stock option grants, the Compensation Committee took into consideration the stock option grant practices at peer companies and the total compensation being paid to Mr. Fares by the Company. As explained under “Long-Term Stock Based Incentive Awards” above, all of the awards granted to Mr. Fares vest over 48 months, subject to an initial one-year cliff period during which no options vest. The options expire ten years following the date of grant.

Severance Arrangements

Each of the Company’s NEOs other than Mr. Medeiros is party to an agreement that would provide certain benefits in the event of certain terminations of employment. Each agreement provides that, in the event (i) the executive officer’s employment is terminated by the Company other than (x) for cause (as defined in the agreement) or (y) as a result of the executive officer’s disability, or (ii) the executive officer resigns his employment upon 30 days’ prior written notice to the Company for good reason (as defined in the agreement), he will be entitled to receive severance compensation totaling six months of base salary, if such termination occurs during his first three years of employment, or twelve months of base salary, if such termination occurs following his first three years of employment.

In July 2003, the Company entered into a severance agreement with Mr. Medeiros. The severance agreement provides that should Mr. Medeiros be terminated without cause (as defined in the agreement) or upon a change in control, the Company shall pay him his then current salary for a period of four months.

Each of the severance agreements are intended to be competitive within the Company’s industry and company size, and thus to attract highly qualified individuals and encourage them to remain employed by the Company.

Change of Control Arrangements

Each of the Company’s executive officers is party to an agreement that would provide certain benefits upon a change in control of the Company. Each agreement provides that in the event a change in control occurs and the employee’s employment with the Company is terminated involuntarily other than for cause, (i) the Company shall pay the executive two-times (for Mr. Fares) or one-times (for each of the other NEOs) the sum of such executive’s annual salary and target bonus for the year in which such termination occurs, and (ii) one-hundred percent of such employee’s stock options under any plan of the Company that are then unvested and outstanding shall become vested and exercisable immediately prior to a change in control of the Company.

Policies with Respect to Equity Compensation Awards

The Company grants all equity incentive awards based on the fair market value as of the date of grant. The exercise price for incentive stock options is determined by reference to the closing price per share on the American Stock Exchange on the trading date immediately preceding the grant date. For non-qualified stock options, the Company’s historic practice has been to use the closing price on the date of grant.

Option awards under the compensation programs discussed above are generally made at regularly scheduled Board meetings. The Company may also make grants of equity incentive awards at the discretion of the Board of Directors in connection with the hiring of new NEOs. For non-executive officers, the Company’s Chief Executive Officer has been granted authority to make limited option grants.

Policies Regarding Tax Deductibility of Compensation

Section 162(m) of the Tax Code provides in general that companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to any NEO, except to the extent such excess constitutes performance-based compensation. In order for incentive based stock option grants to qualify as performance-based compensation under Section 162(m), such options must be granted by a compensation committee comprised solely of “outside directors,” and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the Compensation Committee) of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and the option is approved by the shareholders. The Company currently does not intend to qualify its incentive compensation Plans under Section 162(m).

Compensation Committee Interlocks and Insider Participation

Relationships and Independence of the Compensation Committee Members

During fiscal 2006, the Compensation Committee was composed of Mr. Thompson, Mr. Hansen and Mr. Lapointe. No member of the Compensation Committee was at any time during the 2006 fiscal year an officer or employee of Questcor. From November 1, 2004 to February 18, 2005, Mr. Hansen served as the Company’s Acting President and Chief Executive Officer. During 2006, no executive officer of Questcor served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of Questcor’s Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management and the Board of Directors. Based on the review and discussions, the Committee has recommended that this Compensation Discussion and Analysis be included in the proxy statement.

Submitted on April 3, 2007, by the members of the Compensation Committee of the Board of Directors.

Virgil D. Thompson, Chairman
Albert Hansen
Gregg Lapointe

Summary Compensation Table

The total compensation paid to or earned by the Company’s Chief Executive Officer, Chief Financial Officer, each of the three most highest compensated executive officers other than the Chief Executive Officer and Chief Financial Officer is summarized as follows:

			Restricted		Non-Equity
			Stock	Options	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Awards(1)	Awards(2)	Compensation	Compensation(3)	Total

James L. Fares	2006	$315,000	$16,838	$187,185	$118,125	$44,952	$682,100
President and Chief
Executive Officer
George M. Stuart	2006	$228,000	$—	$42,197	$52,440	$48,331	$370,968
Senior Vice President,
Finance and Chief
Financial Officer
Stephen L. Cartt	2006	$257,000	$13,470	$89,260	$61,680	$—	$421,410
Executive Vice
President, Commercial
Development
Craig C. Chambliss(4)	2006	$230,000	$—	$45,265	$30,000	$37,147	$342,412
Vice President, Sales
and Marketing
David J. Medeiros	2006	$220,000	$—	$90,647	$70,000	$—	$380,647
Senior Vice President,
Pharmaceutical Operations

Footnotes to Summary Compensation Table

(1)	Amounts represent the fair value of restricted stock that was expensed in 2006 under Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”) which took effect on January 1, 2006. The fair value of restricted stock granted was estimated under the intrinsic value method.

(2)	Amounts represent the fair value of stock options that were expensed in 2006 under SFAS 123(R) which took effect on January 1, 2006. The fair value of options was estimated using the Black-Scholes option valuation model in accordance with the recognition provisions of SFAS 123(R). For a complete description of the valuation methodology and the assumptions used in the estimation, please refer to Note 11, “Preferred Stock and Shareholders’ Equity” to the financial statements included in the Company’s Form 10-K for the year ended December 31, 2006 under “Equity Incentive Plans and Share-based Compensation Expense.” The actual number of awards granted is shown in the “Grants of Plan-Based Awards” table included in this filing.

(3)	Amounts reported include reimbursement of commuting and medical expenses, reimbursement of taxes related to commuting expenses, payments associated with automobile leases and amounts related to group term life insurance. In accordance with the Commission rules, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits was less than $10,000.

(4)	Mr. Chambliss resigned from his position as an executive officer of the Company on March 8, 2007.

Narrative to Summary Compensation Table

See Compensation Discussion and Analysis above for complete description of compensation plans pursuant to which the amounts listed under the Summary Compensation Table and Grants of Plan Based Awards Table were paid or awarded and the criteria for such payment.

Grants of Plan-Based Awards in Fiscal Year 2006

The following table sets forth certain information with respect to the stock and option awards granted during or for the fiscal year ended December 31, 2006 to each of the executive officers named.

								All
								Other	All Other
								Stock	Options
		Estimated Future						Awards	Awards:	Exercise	Grant Date
		Payouts Under			Estimated Future Payouts			Number of	Number of	or Base	Fair Value
		Non-Equity Incentive			Under Equity Incentive			Shares	Securities	Price of	of Stock
		Plan Awards(1)			Plan Awards			of Stock	Underlying	Option	And Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/sh)	($)(2)

James L. Fares	2/27/06								400,000	0.98	317,800
	3/23/06								125,000	1.43	144,913
	6/09/06							71,006		1.69	120,000
	N/A		100,000
George M. Stuart	2/27/06								100,000	0.98	79,450
	N/A		75,240
Stephen L. Cartt	2/27/06								150,000	0.98	119,175
	3/23/06								100,000	1.43	115,930
	6/09/06							56,805		1.69	96,000
	N/A		84,810
Craig C. Chambliss	2/27/06								100,000	0.98	79,450
	N/A		75,900

David J. Medeiros	2/27/06								120,000	0.98	95,340
	7/28/06								40,000	1.77	55,008
	N/A		72,600

(1)	The amounts shown reflect the 2006 target amount under the Company’s executive compensation plan.

(2)	Amounts represent the fair value of stock options and restricted stock that were expensed in 2006 under SFAS 123(R) which took effect on January 1, 2006. The fair value of options was estimated using the Black-Scholes option valuation model in accordance with the recognition provisions of SFAS 123(R). For a complete description of the valuation methodology and the assumptions used in the estimation, please refer to Note 11, “Preferred Stock and Shareholders’ Equity” to the financial statements included in the Company’s Form 10-K for the year ended December 31, 2006 under “Equity Incentive Plans and Share-based Compensation Expense.”

Narrative to Grants of Plan Based Awards Table

See Compensation Discussion and Analysis above for complete description of the targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis also describes the options and restricted stock grants.

Except for performance based options, all stock options vest over forty-eight months beginning on the grant date, subject to a one year cliff such that no stock options vest until the first anniversary of grant date at which time 25% of such options vest.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all restricted stock and stock option held by the named executive officers of the Company as of December 31, 2006. All outstanding equity awards are in shares of the Company’s Common Stock.

	Option Awards							Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
										Plan	Market or
										Awards:	Payout
					Equity					Number of	Value of
					Incentive				Market	Unearned	Unearned
					Plan			Number	Value of	Shares,	Shares,
					Awards:			of Shares	Shares or	Units or	Units or
	Number of		Number of		Number of			or Units	Units of	Other	Other
	Securities		Securities		Securities			of Stock	Stock	Rights	Rights
	Underlying		Underlying		Underlying			That	That	That	That
	Unexercised		Unexercised		Unexercised	Option		Have	Have	Have	Have
	Options		Options		Unearned	Exercise	Option	Not	Not	Not	Not
	Exercisable		Unexercisable		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	(#)		(#)		(#)	($)	Date	(#)	($)	(#)	($)

James L. Fares	687,499		812,501	(1)		0.44	2/17/15	71,006	120,000
			400,000	(1)		0.98	2/26/16
			125,000	(1)		1.43	3/22/16
George M. Stuart	38,000	(2)				0.61	8/10/09
	125,000		275,000	(1)		0.50	9/26/15
			100,000	(1)		0.98	2/26/16
Stephen L. Cartt	262,500		337,500	(1)		0.46	3/07/15	56,805	96,000
			150,000	(1)		0.98	2/26/16
			100,000	(1)		1.43	3/22/16
Craig C. Chambliss	158,333		241,667	(1)		0.54	4/30/15
			100,000	(1)		0.98	2/26/16
David J. Medeiros	175,000		25,000	(1)		1.02	6/08/13
	14,584		12,500	(1)		0.60	12/10/13
	21,250		8,750	(1)		0.89	2/23/14
	7,292		10,938	(1)		0.44	9/16/14
	43,750		56,250	(1)		0.51	3/28/15
			120,000	(1)		0.98	2/26/16
	20,000	(3)			20,000	1.77	7/27/16

(1)	Options vest monthly over 48 months from the date of grant. The options have a 12 month cliff, whereby no options vest until after the twelfth month from the date of grant.

(2)	Represent options granted to Mr. Stuart in 2005 as compensation for consulting services provided prior to his employment with the Company as Vice President, Finance and Chief Financial Officer.

(3)	Options vest in two equal installments upon the achievement of performance goals which are based on certain performance criteria listed in the Questcor Pharmaceuticals, Inc. 2006 Equity Incentive Award Plan.

Option Exercises and Stock Vested During Fiscal Year 2006

The named executive officers of the Company did not exercise any stock option or hold restricted shares which vested in fiscal 2006.

Potential Payments Upon Termination or Change in Control

The following table summarizes the potential payments and benefits to the Company’s named executive officers upon termination of employment without cause or under a change in control. The table below reflects benefits to the Company’s named executive officers assuming their employment was terminated on the last day of the Company’s reporting period, December 31, 2006, in accordance with the Commission’s rules.

		Termination Without Cause
		Without Change of	Without Change of
		Control	Control
		Within 3 Years of	After 3 Years of	With Change of
Officers	Benefits	Employment	Employment	Control(1)

James L. Fares	Salary	$157,500	$315,000	$630,000
	Bonus	—	—	200,000
	Option Acceleration(2)	—	—	1,142,255

	Total	$157,500	$315,000	$1,972,255

George M. Stuart	Salary	$114,000	$228,000	$228,000
	Bonus	—	—	75,240
	Option Acceleration(2)	—	—	315,750

	Total	$114,000	$228,000	$618,990

Stephen L. Cartt	Salary	$128,500	$257,000	$257,000
	Bonus	—	—	84,810
	Option Acceleration(2)	—	—	501,878

	Total	$128,500	$257,000	$843,688

Craig C. Chambliss(3)	Salary	$115,000	$230,000	$230,000
	Bonus	—	—	75,900
	Option Acceleration(2)	—	—	273,750

	Total	$115,000	$230,000	$579,650

David J. Medeiros(4)	Salary	$73,333	$73,333	$220,000
	Bonus	—	—	72,600
	Option Acceleration(2)	—	—	151,266
	Benefits Continuation	15,479	15,479	15,479

	Total	$88,812	$88,812	$459,345

(1)	The Company amended certain Change-in-Control agreements with its officers on February 13, 2007. While the Company assumed the termination or a change in control took place on December 31, 2006, the potential payments upon termination were calculated based on the terms of the most current agreements with the officers.

(2)	The value of accelerated vesting of options was estimated under the intrinsic method. The closing price of the Company’s stock on December 31, 2006 was compared to the exercise prices to determine the spread for each option, and the spread was applied to the “in-the-money” options that were unvested as of December 31, 2006. For the purpose of this calculation, the Company used $1.47 per share which was the closing price on the last business day of the fiscal year.

(3)	Mr. Chambliss resigned from his position as an executive officer of the Company on March 8, 2007. The Company is obligated to pay Mr. Chambliss’ current salary and health insurance benefits for a period of six (6) months following the date of his resignation.

(4)	According to the Severance Agreement between the Company and Mr. Medeiros, in addition to severance payments, Mr. Medeiros will be entitled to continuation of health benefits if he elects continuing coverage under COBRA. However, payments by the Company will be subject to the Parachute Payment Limitation. If the payments under this Severance Agreement when added to any payments and benefits provided by the Company under another Agreement, would result in any such payments being nondeductible to the Company or would subject Mr. Medeiros to an excise tax pursuant to the golden parachute payment provisions of Section 280G or Section 4999 of the Internal Revenue Code of 1986, the payments under this Agreement shall be reduced to the extent of the limit.

Compensation of Directors

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2006.

					Change
					in Pension
					Value and
	Fees			Non-Equity	Non-Qualified
	Earned			Incentive	Deferred
	or Paid	Stock	Option	Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)(1)	($)	($)	($)	($)

Don M. Bailey	23,000		29,607				52,607
Neal C. Bradsher	29,250		21,791				51,041
Albert Hansen	26,500		17,359				43,859
Gregg Lapointe	22,500		13,731				36,231
Virgil D. Thompson	39,250		21,457				60,707
David Young	7,000		2,180				9,180
Jon S. Saxe(2)	13,750		17,559				35,207

(1)	Amounts represent the expensed fair value of stock options granted in 2006 under SFAS 123(R) as discussed in Note 11, “Preferred Stock and Shareholders’ Equity” to our financial statements included in the Company’s Form 10-K for the year ended December 31, 2006 under “Equity Incentive Plans and Share-based Compensation Expense.” The full grant date fair value of the awards granted in 2006 to each director, computed in accordance with SFAS 123(R), is $187,653. At fiscal year end the aggregate number of option awards outstanding for each director was as follows: Don M. Bailey 42,500; Neal C. Bradsher 112,500; Albert Hansen 115,000; Gregg Lapointe 55,000; Virgil D. Thompson 273,000; David Young 25,000.

(2)	Jon Saxe resigned as a director on May 18, 2006.

Narrative to Director Compensation Table

The Company compensates its non-employee directors for their service on the Board of Directors with an initial grant of an option to purchase 25,000 shares of Common Stock. Such option grant has an exercise price equal to 100% of the fair market value of the Common Stock on the date of the grant and vests in 48 equal monthly installments commencing on the date of the grant, provided the non-employee director serves continuously on the Board of Directors during such time. The term of the option is ten years. Such stock option grant is made under the 2004 Non-Employee Directors’ Equity Incentive Plan (the “Directors’ Plan”).

Each outside director received $2,500 for each Board of Directors’ meeting and $1,000 for each telephonic Board of Directors’ meeting attended during the year ended December 31, 2006. Members of committees of the Board of Directors received $1,000 for each committee meeting attended, with committee chairmen receiving $1,250 per meeting attended. Additionally, for service as a director in 2006 each outside director was granted an option under the Directors’ Plan to purchase 15,000 shares of Common Stock. Such option grants had an exercise price equal to 100% of the fair market value of the Common Stock on the date of the grant and vest in 48 equal monthly installments commencing on the date of the grant, provided the non-employee director serves continuously on the Board of Directors during such time. For service on a committee of the Board of Directors in 2006, non-employee members of committees were granted an option under the Directors’ Plan to purchase 10,000 shares of Common Stock and chairmen of committees were granted an additional option under the Directors’ Plan to purchase 7,500 shares of Common Stock. Such option grants had an exercise price equal to 100% of the fair market value of the Common Stock on the date of the grant and became fully vested at the date of the grant.

On February 9, 2007, the Company’s Board of Directors, based on recommendations made by the Compensation Committee, approved a change to its non-employee director cash compensation practices from a per meeting compensation structure to an annual retainer structure. The change was based in part on an assumption that the Company would hold a similar number of Board meetings in the future as it has held historically, and was approved after examination of peer company data. The Board believes that the change will result in the Company’s

Board compensation to continue to be below the median compensation of the Company’s peers. The change, which became effective on February 9, 2007, provides for annual retainers for Board membership and chairmanship, and additional retainer payments to members and chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The annual retainer for the Chairman of the Board is $45,000 and the annual retainer for each other non-employee Board member is $30,000. Committee chairpersons and members receive additional compensation. The Chairman of the Audit Committee receives an additional $15,000 and the Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee each receives $7,500. Additionally, other members of the Audit Committee receive $10,000 and other members of the Compensation Committee and the Nominating and Corporate Governance Committee receive $5,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the Company’s Audit Committee Charter, the Company’s executive officers, directors and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with the Company without the prior approval of the Audit Committee (or other independent committee of the Board of Directors in cases where it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest). Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates must first be presented to the Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including but not limited to, the risks, costs, and benefits to the Company, the terms of the transactions, the availability of other sources for comparable services or products, and, if applicable, the impact on director independence. The Company’s Audit Committee shall only approve those agreements that, in light of known circumstances, are in or are not inconsistent with, the Company’s best interests, as determined in good faith by the Audit Committee.

In December 2006, the Company sold 10,510,000 shares of its Common Stock to unaffiliated institutional investors at a purchase price of $1.20 per share and 890,000 shares of its Common Stock to certain insiders at a purchase price of $1.45 per share. 690,000 shares were purchased by an affiliate of Sigma-Tau Finanziaria SpA, which beneficially owns approximately 20% of the Company’s outstanding Common Stock, and 200,000 shares were purchased by Broadwood Partners, L.P., which is an affiliate of Neal Bradsher, a current member of the Board of Directors. All of the shares were offered under an effective shelf registration statement previously filed with the Securities and Exchange Commission.

In determining whether to allow insiders to participate in the transaction described above, the Company’s Audit Committee considered numerous factors, including without limitation: the effect, if any, on Mr. Bradsher’s independence, the proposed offerings compliance with the AMEX Rules and the premium that should be paid by the insiders in comparison to the per share price paid by the other investors. After considering all of these factors, on December 7, 2006, the Audit Committee, excluding Mr. Bradsher who abstained from the meeting due to his affiliation with Broadwood Partners, L.P., determined in good faith that Sigma-Tau Finanziaria SpA’s and Broadwood Partners, L.P.’s participation in the financing was in the best interests of the Company and its shareholders.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Odenberg, Ullakko, Muranishi & Co. LLP (“OUM”) as the Company’s independent registered public accounting firm for the year ending December 31, 2007, and has further directed that management submit the selection of this independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Representatives of OUM are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of the selection of OUM as the Company’s independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board of Directors is submitting the selection of OUM to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the voting power represented by the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of OUM. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by OUM for the audit of the Company’s financial statements for the year ended December 31, 2006 and December 31, 2005 and fees billed for other services rendered by OUM during those periods.

	2006	2005

Audit Fees	$227,000	$182,000
All Other Fees	—	—

Total	$227,000	$182,000

Audit fees include the audit of the Company’s annual financial statements presented in the Company’s Annual Report on Form 10-K, reviews of interim financial statements presented in the Company’s Quarterly Reports on Form 10-Q and accounting, reporting and disclosure consultations related to those audits and fees related to consents and reports in connection with regulatory filings.

The Company’s Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of OUM, and has concluded that the provision of such services to the degree utilized is compatible with maintaining the independence of the Company’s registered public accounting firm.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. All fees of OUM for the year ended December 31, 2006 were approved by the Audit Committee. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2006 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the registered public accounting firm their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the public accounting firm’s independence.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Submitted on April 3, 2007, by the members of the Audit Committee of the Board of Directors.

Don M. Bailey, Chairman
Neal C. Bradsher
Virgil D. Thompson

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORT

Questcor’s Annual Report on Form 10-K for the year ended December 31, 2006 (without exhibits), is being forwarded to each shareholder with this proxy statement. The Annual Report on Form 10-K is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

By Order of the Board of Directors,

Michael H. Mulroy
Secretary

Union City, California,
April 3, 2007

Exhibit A

Amended and Restated Charter
of the Audit Committee
of Questcor Pharmaceuticals, Inc.

This Amended and Restated Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Questcor Pharmaceuticals, Inc. (the “Company”) on March 23, 2007.

I.  Purpose

The purpose of the Audit Committee (the “Committee”) is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the external auditor’s qualifications and independence; and (iv) the cost and performance of the Company’s external auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal accounting controls and disclosure controls and procedures. The external auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. Except as otherwise expressly set forth herein, the Committee’s responsibilities are limited to oversight. Without limiting the generality of the foregoing, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s external auditor (or others responsible for the internal audit function, if applicable, including contracted non-employee or audit or accounting firms engaged to provide internal audit services)) from which the Committee receives information.

Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by external auditors. The members of the Committee are not external auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.  Membership

The Committee shall consist of at least three members of the Board, each of whom satisfies the independence requirements of the American Stock Exchange and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each Committee member must (i) be affirmatively determined by the Board to not have a relationship with the Company that would interfere with the exercise of independent judgment, and (ii) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one Committee member must be “financially sophisticated” within the meaning of Section 121(B)(2) of the American Stock Exchange Company Guide.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III.  Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair or the remaining members of the Committee) shall preside at each meeting of the Committee and set, in consultation with the other members of the Committee, the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management and with the external auditor. The Committee chairperson shall report on Committee activities to the full Board from time to time and shall cause the Committee minutes to be provided to the Board on an ongoing basis.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the external auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate and reasonable funding, as determined by the Committee, for payment of compensation to the external auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.  Powers and Responsibilities

Interaction with the External Auditor

1. Appointment and Oversight.  The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the external auditor (including resolution of any disagreements between Company management and the external auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the external auditor shall report directly to the Committee.

2. Pre-Approval of Services.  Before the external auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if such services fall within available exceptions established by the SEC. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the external auditor.

3. Independence of External Auditor.  The Committee shall, at least annually, review the independence and quality control procedures of the external auditor and the experience and qualifications of the external auditor’s senior personnel that are providing audit services to the Company. In conducting its review:

(i) The Committee shall obtain and review a report prepared by the external auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

(ii) The Committee shall ensure that the external auditor prepare and deliver, at least annually, a written statement delineating all relationships between the external auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall discuss with the external auditor any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the external auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the external auditor’s report to satisfy itself of the auditor’s independence.

(iii) The Committee shall confirm with the external auditor that the external auditor is in compliance with the partner rotation requirements established by the SEC.

(iv) The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

(v) The Committee shall, if applicable, consider whether the external auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the external auditor.

Annual Financial Statements and Annual Audit

4. Meetings with Management, the External auditor.

(i) The Committee shall meet with management and the external auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

(ii) The Committee shall review and discuss with management and the external auditor: (A) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles, and any significant matters regarding internal control over financial reporting that have come to the external auditor’s attention during the course of the audit work, and special audit procedures related to those matters; (B) any analyses prepared by management or the external auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(iii) The Committee shall review and discuss the annual audited financial statements with management and the external auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5. Separate Meetings with the External Auditor.

(i) The Committee shall review with the external auditor any problems or difficulties the external auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the external auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the external auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or

“internal control” letter issued, or proposed to be issued, by the external auditor to the Company. The Committee shall obtain from the external auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee shall discuss with the external auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the external auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the external auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the external auditor; and (C) all other material written communications between the external auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, external auditor’s engagement letter, external auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

(iii) The Committee shall discuss with the external auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.

6. Recommendation to Include Financial Statements in Annual Report.  The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the external auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

Quarterly Financial Statements

7. Meetings with Management, and the External Auditor.  The Committee shall review and discuss the quarterly financial statements with management and the external auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Other Powers and Responsibilities

8. The Committee shall discuss with management and the external auditor the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information).

9. The Committee shall review all related party transactions and off-balance sheet transactions on an ongoing basis and all such transactions must be approved by the Committee.

10. The Committee shall discuss with management and the external auditor any of the following which are brought to the Committee’s attention: correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process or accounting policies.

11. The Committee shall discuss with management and outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

12. The Committee shall request assurances from management that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

13. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

14. The Committee shall set clear hiring policies for employees or former employees of the Company’s external auditor.

15. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

16. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.

17. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s external auditor, or any other matter the Committee determines is necessary or advisable to report to the Board.

18. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

19. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

Exhibit B

Amended and Restated Charter
of the Nominating and Corporate Governance Committee
of Questcor Pharmaceuticals, Inc.

This Amended and Restated Nominating and Corporate Governance Committee Charter was adopted by the Board of Directors (the “Board”) of Questcor Pharmaceuticals, Inc. (the “Company”) as of March 23, 2007.

I.  Purpose

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board is to assist the Board in discharging the Board’s responsibilities regarding:

(a) the identification of qualified candidates to become Board members;

(b) the selection of nominees for election as directors at the next annual meeting of shareholders (or special meeting of shareholders at which directors are to be elected);

(c) the selection of candidates to fill any vacancies on the Board;

(d) the selection of the Chairperson of the Board, the staffing of Board Committees and the selection of the chairpersons of such committees; and

(e) the analysis and recommendation to the Board on corporate governance matters applicable to the Company.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II.  Membership

The Committee shall be composed of three or more directors, as determined by the Board, each of whom (a) satisfies the independence requirements of the American Stock Exchange, and (b) has experience, in the business judgment of the Board, that would be helpful in addressing the matters delegated to the Committee.

The members of the Committee, including the Chairperson of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

III.  Meetings and Procedures

The Chairperson (or in his or her absence, a member designated by the Chairperson or remaining members of the Committee) shall preside at each meeting of the Committee and set, in consultation with the other members of the Committee, the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are consistent with the provisions of the Company’s bylaws.

The Committee shall meet at least once per year and more frequently as the Committee deems necessary or desirable.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, or any other person whose presence the Committee believes to be desirable and appropriate. Notwithstanding the foregoing, the Committee may exclude from its meetings any person it deems appropriate, including but not limited to, any non-management director that is not a member of the Committee.

The Committee shall have the authority, as it deems appropriate, to retain or replace, as needed, any independent counsel or other outside expert or advisor that the Committee believes to be desirable and appropriate. The Committee, in its discretion, may also use the services of the Company’s regular inside or outside legal counsel or other advisors to the Company. The Company shall provide for appropriate and reasonable funding, as determined by the Committee, for payment of compensation to any such persons retained by the Committee. The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms.

The Chairperson shall report to the Board regarding the activities of the Committee at appropriate times and as otherwise requested by the Chairperson of the Board.

IV.  Duties and Responsibilities

1.  (a) At an appropriate time prior to each annual meeting of shareholders at which directors are to be elected or reelected, the Committee shall recommend to the Board for nomination by the Board such candidates as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

(b) At an appropriate time prior to each annual meeting of shareholders at which directors are to be elected or reelected, the Committee shall recommend to the Board for approval by the Board the Chairperson of the Board, the staffing and chairpersons of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and such other committees as may exist which the Committee deems appropriate.

(c) At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Committee shall recommend to the Board for appointment by the Board to fill such vacancy, such prospective member of the Board as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.

(d) The foregoing notwithstanding, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the directors to be elected or appointed (for example, pursuant to rights contained in a Certificate of Determination of a class of preferred stock to elect one or more directors upon a dividend default), then the nomination or appointment of such directors shall be governed by such requirements.

2. The Committee shall, at least annually, review the performance of each current director and shall consider the results of such evaluation when determining whether or not to recommend the nomination of such director for an additional term.

3. In appropriate circumstances, the Committee, in its discretion, shall consider and may recommend the removal of a director for cause, in accordance with the applicable provisions of the Company’s articles of incorporation and bylaws.

4. The Committee may make recommendations to the Board regarding governance matters, including, but not limited to, the Company’s articles of incorporation, bylaws, this Charter and the charters of the Company’s other committees.

5. The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

6. The Committee shall periodically report to the Board on its findings and actions.

7. The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

V.  Delegation of Duties

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, to the extent consistent with the Company’s articles of incorporation, bylaws and applicable law and rules of markets in which the Company’s securities then trade.

Exhibit C

Amended and Restated Charter
of the Compensation Committee
of Questcor Pharmaceuticals, Inc.

This Amended and Restated Compensation Committee Charter was adopted by the Board of Directors (the “Board”) of Questcor Pharmaceuticals, Inc. (the “Company”) on March 23, 2007.

I.  Purpose

The purpose of the Compensation Committee (the “Committee”) of the Board of the Company is (1) to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company and (2) to produce an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations. The Committee shall ensure that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s shareholders. The Committee shall also assist the Board with respect to decisions regarding director compensation. Specific compensation decisions of the Committee, including with respect to the salaries, bonuses and equity compensation of the Company’s executive officers, shall be in the form of recommendations to the Board of Directors for the Board’s consideration and potential approval.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

II.  Membership

The Committee shall be composed of at least two directors as determined by the Board, none of whom shall be an employee of the Company and each of whom shall, at a minimum, satisfy the independence requirements of the American Stock Exchange.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

III.  Meetings and Procedures

The Chair (or in his or her absence, a member designated by the Chair or if the Chair is absent and makes no designation, by the Board) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet on a regularly scheduled basis at least two times per year and more frequently as the Committee deems necessary or desirable.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, any other financial personnel employed or retained by the Company or any other person whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Chief Executive Officer may not be present during voting or deliberations concerning his or her compensation, and the Committee may exclude from its meetings any persons it deems appropriate, including but not limited to, any non-management director that is not a member of the Committee.

The Committee shall have the sole authority, as it deems appropriate, to retain and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate and reasonable funding, as determined by the Committee in its sole discretion, for payment of compensation to any such persons retained by the Committee.

The Chair shall report to the Board following meetings of the Committee.

IV.  Duties and Responsibilities

1. The Committee shall, at least annually, review the compensation philosophy of the Company.

2. The Committee shall, at least annually, review and make recommendations to the Board regarding corporate goals and objectives relating to the compensation of the chief executive officer, evaluate the performance of the chief executive officer in light of those goals and objectives and make recommendations to the Board regarding the compensation of the chief executive officer based on such evaluation.

3. The Committee shall, at least annually, review and make recommendations to the Board regarding individual goals and objectives relating to the compensation of all other officers (as such term is defined in Rule 16a-1, promulgated under the 1934 Act), evaluate the performance of such officers in light of those goals and objectives and make recommendations to the Board regarding the compensation of such officers based on such evaluations.

4. The Committee shall review and make recommendations regarding all officers’ employment agreements and severance arrangements.

5. The Committee shall manage and periodically review all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans (including 401(k), employee stock purchase plan, long-term incentive plan, management incentive plan and others), and with respect to each plan shall have responsibility for:

(i) general administration;

(ii) making recommendations to the Board regarding setting performance targets under all annual bonus and long-term incentive compensation plans as appropriate;

(iii) making recommendations to the Board regarding whether any and all performance targets used for any performance-based equity compensation plans have been met before payment of any executive bonus or compensation or exercise of any executive award granted under any such plan(s);

(iv) making recommendations to the Board regarding all amendments to, and terminations of, all compensation plans and any awards under such plans;

(v) making recommendations to the Board regarding any awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers, including stock options and other equity rights (e.g., restricted stock, stock purchase rights);

(vi) making recommendations to the Board regarding which executive officers are entitled to awards under the Company’s stock option plan(s); and

(vii) repurchasing securities from terminated employees.

6. The Committee shall establish and periodically review policies concerning perquisite benefits.

7. The Committee shall periodically review the need for a Company policy regarding compensation paid to the Company’s executive officers in excess of limits deductible under Section 162(m) of the Code.

8. The Committee shall determine the Company’s policy with respect to change of control or “parachute” payments.

9. The Committee shall manage and review executive officer and director indemnification matters.

10. The Committee shall review the Compensation Discussion & Analysis required by the Securities and Exchange Commission’s (the “SEC”) rules and regulations, and recommend to the Board whether the Compensation Discussion & Analysis should be included in the Company’s annual proxy statement or other applicable SEC filings. The Committee shall prepare and approve the Compensation Committee Report for inclusion in the Company’s annual proxy statement or other applicable SEC filings.

11. The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

12. The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

V.  Delegation of Duties

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

PROXY
QUESTCOR PHARMACEUTICALS, INC.
Proxy Solicited by the Board of Directors
Annual Meeting of Shareholders — May 11, 2007
     The undersigned hereby nominates, constitutes and appoints James L. Fares and George M. Stuart, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Questcor Pharmaceuticals, Inc. which the undersigned is entitled to represent and vote at the 2007 Annual Meeting of Shareholders to be held on May 11, 2007 at 8:30 a.m. local time at the corporate offices of Questcor Pharmaceuticals, Inc., 3260 Whipple Road, Union City, California 94587, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 and 2.

1.	ELECTION OF DIRECTORS:

☐	FOR	☐	WITHHOLD AUTHORITY
	all nominees listed below (except		to vote for all nominees listed below
as marked to the contrary below)

Election of the following nominees as directors: Albert Hansen, Don M. Bailey, Neal C. Bradsher, James L. Fares, Gregg Lapointe, Virgil D. Thompson and David Young.

(Instructions: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

2.	RATIFICATION OF THE SELECTION OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
MEETING OR ANY ADJOURNMENT THEREOF.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY AND “FOR” RATIFICATION OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP.

Date __________________________, 2007

(Signature of shareholder)
Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.